Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Michael A. Sicuro
702.263.2505

PROGRESSIVE GAMING INTERNATIONAL REPORTS EARNINGS PER SHARE OF $.07 IN SECOND QUARTER OF FISCAL 2005

RAISES LOWER END OF FISCAL 2005 EPS ESTIMATES

LAS VEGAS – August 1, 2005 – Progressive Gaming International Corporation (NASDAQ: PGIC) (“the Company”), a leading provider of diversified technology and content products and services used in the gaming industry worldwide, announced today that it reported net income of $1.9 million, or $.07 per share, for the three months ended June 30, 2005, as compared to a net loss of $.9 million, or a loss of $.04 per share in the same period in 2004.

Earnings before interest, taxes, depreciation and amortization (EBITDA) increased approximately 23 percent to $5.1 million in the second quarter of fiscal 2005 from $4.1 million in the same period in 2004. The Company recorded a net gain of $2.5 million on the disposition of non core assets related to the interior sign division and slot hardware, which was offset by one-time costs of a similar amount related to the transformation to a technology and content focused organization. Such costs were related to legal and compliance, human resources and corporate development activities, and were included in cost of revenues, selling, general, administrative, research and development expenses.

Revenues increased over 7 percent in the three months ended June 30, 2005 to $18.6 million from $17.3 million in the same period in 2004, on a comparable basis excluding revenues generated by the interior sign division. During the second quarter of fiscal 2005, the Company recorded the highest level of systems revenues since inception driven by strong demand for the Company’s slot and table management solutions, CasinoLink and TableLink. Systems revenues during the second quarter of fiscal 2005 increased over 59 percent as compared to the March 2005 quarter and over 34 percent as compared to the second quarter of fiscal 2004. Excluding the sign division, gross margins increased 780 basis points to 63.9 percent in the second quarter of fiscal 2005 from 56.1 percent in the same period in 2004, mainly due to the sale of this division and the increase in systems revenues.

Net income for the six months ended June 30, 2005 increased to $2.8 million or $.11 per share from a net loss of $3.3 million or a loss of $.15 per share in the same period in 2004. Comparable results excluding the interior sign division was a net loss of $5.1 million and a loss per share of $.24 during the first six months of fiscal 2004. There was no material impact to net income or earnings per share as a result of excluding the operating results of the interior sign division for the six months ended June 30, 2005.

Earnings before interest, taxes, depreciation and amortization (EBITDA) increased approximately 46 percent to $9.9 million for the first six months of fiscal 2005 from $6.8 million in the same period in 2004. Comparable EBITDA in 2004 excluding the interior sign division was $4.7 million. There was no material impact to EBITDA in the six months ended June 30, 2005 as a result of excluding the operating results of the interior sign division.

President and Chief Executive Officer Russel McMeekin stated: “For the first time in the Company’s history, we delivered net income for four consecutive quarters. In addition, we have either met or exceeded bottom line expectations for six consecutive quarters. Our management team continues to execute on numerous strategic initiatives that focus on higher margin technology and content solutions while eliminating lower margin businesses, in parallel with growing our pipeline and backlog of contracts for our integrated casino management solutions and our newest table game, Texas Hold ‘Em Bonus Poker™. Our installed base for this new table game is accelerating virtually every month and continues to have strong performance.”

McMeekin continued: “We have a solid platform for growth as evidenced by the 9 percent increase in our core revenues during the first half of this fiscal year. This is the real foundation that will provide our team with the operating capital to invest strategically in the future of our business. At this year’s upcoming Global Gaming Expo in September, we expect to provide the largest and most exciting showcase of new products in the Company’s history, featuring central server based slot games and thin client wagering applications from our pending acquisition of VirtGame, and our new high speed bet recognition technology for our table management system acquired through our partnership with Magellan. In addition, we expect to highlight the next generation table management system currently being developed with our new partners. These new products are key drivers of our future revenue streams, which we expect to augment with additional sources of revenues through corporate development activities.”

Financial Outlook

Chief Financial Officer Michael A. Sicuro stated: “We expect our revenues, EBITDA and earnings per share in the third quarter of fiscal 2005 to be $20.0 – $21.0 million, $5.5- $6.2 million and $.08 - $.10, respectively. Comparable EBITDA and earnings per share for the third quarter of 2004 excluding the interior sign business, was $4.9 million and $.03 per share, respectively. We expect our cash balance at the end of the third quarter of fiscal 2005 to remain consistent with the June 30, 2005 balance as we deploy our operating cash flow to further enhance our intellectual property portfolio through additional investments including our minority investment in Magellan, to complete the acquisition of VirtGame, and other potential corporate development opportunities.”

Sicuro continued: “Our operating results are beginning to reflect the graceful exit of lower margin businesses providing our team the ability to focus solely on developing and distributing higher margin products. Our pipeline of contracts for table games and integrated casino management systems continues to be solid. We are now estimating earnings per share to be $.27 - $.32 for fiscal 2005. There is no change to our estimates for EBITDA or free cash flow for 2005 of $20 - $25 million and $5 - $10 million, respectively. We continue to expect revenues for fiscal 2005 to be $85 - $92 million, reflecting the sale of the interior sign division. These estimates do not reflect the accretion to free cash flow and earnings per share for the retirement of our high yield debt. We expect to commence the process of retiring this debt later in the current fiscal year.”

Free cash flow is defined as the net change in cash and cash equivalents at the beginning of a reporting period as compared to the cash and cash equivalents at the end of that same reporting period. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. GAAP is defined as generally accepted accounting principles as applied in the United States.

A conference call to discuss the Company’s operating results mentioned above will be hosted by management on August 2 at 8:00 AM PDT. Interested parties may participate via teleconference by dialing 800.659.2032 passcode 63084255. International parties may participate by dialing 617.614.2712, passcode 63084255. The teleconference will be webcast on the Company’s website at www.progressivegaming.net. A replay of the teleconference can be accessed for 30 days by dialing 888.286.8010, passcode 48631970, and international parties by dialing 617.801.6888, passcode 48631970, or on the Company’s website at www.progressivegaming.net. The Company’s website will also include any additional material, historical financial or statistical information discussed in the conference call and not included in the release announcing the Company’s operating results (as well as any non GAAP financial measures as defined by the SEC), if applicable, and a copy of the Company’s investor presentation.

About Progressive Gaming International

Progressive Gaming International is a leading supplier of Integrated Casino Management Systems Software and Games for the gaming industry worldwide. The Company develops and distributes an expanding array of slot and table games, plus management and progressive jackpot software systems.

The Company is unique in the industry in offering management, progressive systems and games as a modular yet integrated solution. There is a Progressive Gaming International product in virtually every casino in the world. For further information, visit www.progressivegaming.net.

TableLink, CasinoLink and Texas Hold ‘Em Bonus Poker are trademarks of Mikohn Corporation. ©2005 Mikohn Corporation. All Rights Reserved

# # #

Safe Harbor Statements under The Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, including statements regarding expectations for investments in R&D, acquisitions and other strategic partnerships to increase the velocity of the Company’s revenue growth and ultimately free cash flow, expectations for the third quarter 2005 operating results, fiscal 2005 expectations with respect to revenue, EBITDA, free cash flow and earnings per share, expected revenue trends for the systems business, anticipated improvement in the Company’s bottom line performance in 2005 and the anticipated retirement of the Company’s debt. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, risks related to delay in the introduction of new products, the risk that the retirement of the Company’s debt may not be completed when anticipated, or at all, the status of rights licensed from content providers, the Company’s ability to enforce its intellectual property rights, the Company’s ability to meet its capital requirements, relationships with casino operators, the overall industry environment, customer acceptance of the Company’s new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of privileged operating licenses by governmental authorities, competitive pressures and general economic conditions as well as the Company’s debt service obligations. For a discussion of these and other factors which may cause actual events or results to differ from those projected, please refer to the Company's most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

PROGRESSIVE GAMING INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30 (unaudited)		Six Months Ended June 30 (unaudited)
(amounts in thousands except per share amounts)	2005	2004	2005	2004
Revenues:
Slot and table games	$8,115	$7,645	$18,093	$17,171
Product sales	5,189	11,187	14,362	20,276
Systems	5,987	4,456	9,744	6,971

Total revenues	19,291	23,288	42,199	44,418

Cost of revenues:
Slot and table games	2,575	2,275	6,015	5,210
Product sales	3,288	6,812	8,315	12,138
Systems	1,854	1,993	3,728	3,474

Total cost of revenues	7,717	11,080	18,058	20,822

Gross profit	11,574	12,208	24,141	23,596
Selling, general and administrative expense	7,066	6,345	13,057	12,734
Slot rent expense	—	233	—	1,056
Research and development	1,968	1,499	3,735	3,029
Depreciation and amortization	905	2,630	2,453	5,174
Net gain on disposition of non-core assets	(2,536)	—	(2,536)	—

	7,403	10,707	16,709	21,993

Operating income	4,171	1,501	7,432	1,603
Interest expense	(2,284)	(2,443)	(4,588)	(4,923)
Other income	—	3	—	28

Income (loss) from continuing operations before income tax provision	1,887	(939)	2,844	(3,292)
Income tax provision	—	(9)	—	(9)

Income (loss) from continuing operations	1,887	(948)	2,844	(3,301)

Net income (loss)	$1,887	$(948)	$2,844	$(3,301)

Weighted average common shares:
Basic	23,287	21,768	22,926	21,750

Diluted	25,988	21,768	25,668	21,750

Earnings (loss) per share:
Basic	$0.08	$(0.04)	$0.12	$(0.15)

Diluted	$0.07	$(0.04)	$0.11	$(0.15)

PROGRESSIVE GAMING INTERNATIONAL CORPORATION

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share amounts)	(unaudited) June 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$12,021	$12,305
Accounts receivable, net	13,082	14,300
Current portion of contract sales receivable, net	5,617	2,462
Inventories, net	10,429	10,276
Prepaid expenses	7,025	2,572
Deferred tax asset	3,313	3,313

Total current assets	51,487	45,228
Property and equipment, net	3,466	9,975
Intangible assets, net	54,105	54,153
Goodwill	5,596	2,860
Other assets	7,324	5,304

Total assets	$121,978	$117,520

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$7,442	$9,832
Customer deposits	2,096	3,047
Current portion of long-term debt and notes payable	300	368
Accrued liabilities	7,892	9,997
Deferred revenues and license fees	2,299	2,781

Total current liabilities	20,029	26,025
Long-term debt and notes payable, net of unamortized discount of $1,637 and $1,895	63,437	63,170
Other long-term liabilities	559	1,970
Deferred tax liability	16,114	16,114

Total liabilities	100,139	107,279

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.10 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.10 par value, 100,000,000 shares authorized, 24,403,580 and 22,498,149 issued and outstanding	2,440	2,250
Additional paid-in capital	126,623	116,932
Other comprehensive loss	(839)	(145)
Accumulated deficit	(105,059)	(107,903)

Subtotal	23,165	11,134
Less treasury stock, 254,174 and 217,698 shares, at cost	(1,326)	(893)

Total stockholders’ equity	21,839	10,241

Total liabilities and stockholders’ equity	$121,978	$117,520

Progressive Gaming International Corporation

Installed Base Summary

	At 06/30/05	At 03/31/05	At 12/31/04	At 06/30/04
Tables Under Management	1,720	1,600	1,100	1,020
Slots Under Management	47,900	45,200	42,000	41,100
Slot Games:
Installed Base	3,820	4,148	4,462	2,634
Installations in Process:
Shipped / On site	27	12	77	0
All Other	221	216	182	720

Total Installations in Process	248	228	259	720

Table Games:
Installed Base	863	864	932	957
Installations in Process:
Shipped / On site	38	29	23	0
All Other	0	0	0	18

Total Installations in Process	38	29	23	18

PROGRESSIVE GAMING INTERNATIONAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited) Three months ended				(Unaudited) Six months ended
(amounts in thousands except per share amounts)	June 30 2005	March 31 2005	June 30 2004	March 31 2004	June 30 2005	June 30 2004
Revenues:
Slot and table games	$8,115	$9,978	$7,645	$9,525	$18,093	$17,171
Product sales	5,189	9,173	11,187	9,089	14,362	20,276
Systems	5,987	3,757	4,456	2,515	9,744	6,971

Total revenues	19,291	22,908	23,288	21,129	42,199	44,418

Cost of revenues:
Slot and table games	2,575	3,440	2,275	2,936	6,015	5,210
Product sales	3,288	5,027	6,812	5,325	8,315	12,138
Systems	1,854	1,874	1,993	1,481	3,728	3,474

Total cost of revenues	7,717	10,341	11,080	9,742	18,058	20,822

Gross profit	11,574	12,567	12,208	11,387	24,141	23,596
Gross margin - %	60.0%	54.9%	52.4%	53.9%	57.2%	53.1%
Selling, general and administrative expense	7,066	5,991	6,345	6,389	13,057	12,734
Slot rent expense	—	—	233	822	—	1,056
Research and development	1,968	1,767	1,499	1,530	3,735	3,029
Depreciation and amortization	905	1,548	2,630	2,544	2,453	5,174
Net gain on disposition of non-core assets	(2,536)	—	—	—	(2,536)	—

	7,403	9,306	10,707	11,285	16,709	21,993

Operating income	4,171	3,261	1,501	102	7,432	1,603
Interest expense	(2,284)	(2,304)	(2,443)	(2,480)	(4,588)	(4,923)
Other income	—	—	3	25	—	28

Income (loss) from continuing operations before income tax provision	1,887	957	(939)	(2,353)	2,844	(3,292)
Income tax provision	—	—	(9)	—	—	(9)

Income (loss) from continuing operations	1,887	957	(948)	(2,353)	2,844	(3,301)

Net income (loss)	$1,887	$957	$(948)	$(2,353)	2,844	(3,301)

Weighted average common shares:
Basic	23,287	22,567	21,768	21,731	22,926	21,750

Diluted	25,988	25,491	21,768	21,731	25,668	21,750

Earnings (loss) per share:
Basic	$0.08	$0.04	$(0.04)	$(0.11)	$0.12	$(0.15)
Diluted	$0.07	$0.04	$(0.04)	$(0.11)	$0.11	$(0.15)

PROGRESSIVE GAMING INTERNATIONAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

PRO FORMA

EXCLUDING INTERIOR SIGN DIVISION

	(Unaudited) Three months ended				(Unaudited) Six months ended
(amounts in thousands except per share amounts)	June 30 2005	March 31 2005	June 30 2004	March 31 2004	June 30 2005	June 30 2004
Revenues:
Slot and table games	$8,115	$9,978	$7,645	9,525	$18,093	$17,171
Product sales	4,453	4,657	5,183	4,503	9,110	9,685
Systems	5,987	3,757	4,456	2,515	9,744	6,971

Total revenues	18,555	18,392	17,284	16,543	36,947	33,827

Cost of revenues:
Slot and table games	2,575	3,440	2,275	2,936	6,015	5,210
Product sales	2,275	2,208	3,322	2,515	4,483	5,838
Systems	1,854	1,874	1,993	1,481	3,728	3,474

Total cost of revenues	6,704	7,522	7,590	6,932	14,226	14,522

Gross profit	11,851	10,870	9,694	9,611	22,721	19,305
Gross margin - %	63.9%	59.1%	56.1%	58.1%	61.5%	57.1%
Selling, general and administrative expense	6,863	4,915	5,287	5,250	11,778	10,537
Slot rent expense	—	—	233	822		1,056
Research and development	1,968	1,767	1,499	1,530	3,735	3,029
Depreciation and amortization	874	1,464	2,493	2,410	2,338	4,903
Net gain on disposition of non-core assets	(2,536)	—	—	—	(2,536)	—

	7,169	8,146	9,512	10,012	15,315	19,525

Operating income (loss)	4,682	2,724	182	(401)	7,406	(220)
Interest expense	(2,284)	(2,304)	(2,443)	(2,480)	(4,588)	(4,923)
Other income	—	—	3	25		28

Income (loss) from continuing operations before income tax provision	2,398	420	(2,258)	(2,856)	2,818	(5,115)
Income tax provision	—	—	(9)	—	—	(9)

Income (loss) from continuing operations	2,398	420	(2,267)	(2,856)	2,818	(5,124)

Net income (loss)	$2,398	$420	$(2,267)	$(2,856)	2,818	(5,124)

Weighted average common shares:
Basic	23,287	22,567	21,768	21,731	22,926	21,750

Diluted	25,988	25,491	21,768	21,731	25,668	21,750

Earnings (loss) per share:
Basic	$0.10	$0.02	$(0.10)	$(0.13)	$0.12	$(0.24)
Diluted	$0.09	$0.02	$(0.10)	$(0.13)	$0.11	$(0.24)

Note: The above amounts reflect the historical operating results of the Company, excluding the historical operating results of the interior sign division (which do not include allocations of certain operating expenses and interest expense for services provided to the interior sign division by the Company).